THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER THE SECURITIES ACT.

                          10% SECURED CONVERTIBLE NOTE

San Diego, California
March [  ], 2006                                              $[               ]

      FOR VALUE RECEIVED, IPEX, INC., a Nevada corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of [ ] or registered assigns (the "Holder") the sum of [ ] ($[ ]), on March [ ], 2007 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum from March [ ], 2006 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable on the Maturity Date. All payments due hereunder (to the extent not converted into common stock, $.001 par value per share (the "IPEX Common Stock"), of the Borrower, or common stock, $.001 par value per share (the "RGB Common Stock"), of RGB Channel, Inc., a Nevada corporation and wholly owned subsidiary of the Borrower ("RGB Channel"), in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the Borrower, in whole or in part, in shares of IPEX Common Stock valued at the then applicable Conversion Price (as defined herein). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of San Diego, California are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated March 3, 2006, pursuant to which this Note was originally issued (the "Purchase Agreement").

      This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. The obligations of the Borrower under this Note shall be secured by that certain Security Agreement, dated March 3, 2006, by and between the Borrower and the Holder.

      The following terms shall apply to this Note:

                          ARTICLE I. CONVERSION RIGHTS

      1.1 Conversion Right. The Holder shall have the right from time to time, and at any time on or prior to the earlier of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III), to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of IPEX Common Stock or RGB Common Stock, as such IPEX Common Stock or RGB Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower or RGB Channel into which such IPEX Common Stock or RGB Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of IPEX Common Stock or RGB Common Stock beneficially owned by the Holder and its affiliates (other than shares of IPEX Common Stock or RGB Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower or RGB Channel subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of IPEX Common Stock or RGB Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this provision is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of IPEX Common Stock or RGB Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. The number of shares of IPEX Common Stock or RGB Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section
1.5 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., Eastern Standard Time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the principal amount of this Note to be converted in such conversion.

      1.2 Automatic Conversion. Notwithstanding anything to the contrary set forth herein, the outstanding and unpaid principal amount of this Note shall automatically convert into fully paid and non-assessable shares of RGB Common Stock on the Maturity Date.

      1.3   Conversion Price.

            (a) Calculation of Conversion Price. The conversion price shall be: (i) if converted into IPEX Common Stock, $1.00 (the "IPEX Conversion Price"); or (ii) if converted into RGB Common Stock, the lesser of (A) $0.50, or
(B) the price at which, at any time when the Notes are issued and outstanding, RGB Channel sells RGB Common Stock or any warrants or other rights, whether or not immediately exercisable, to subscribe for or to purchase RGB Common Stock or other securities convertible into or exchangeable for RGB Common Stock; subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower or RGB Channel relating to the Borrower's or RGB Channel's securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events (the "RGB Conversion Price" and together with the IPEX Conversion Price, the "Conversion Price").

            (b) Conversion Price During Major Announcements. Notwithstanding anything contained in Section 1.3(a) to the contrary, in the event the Borrower or RGB Channel (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Borrower or RGB Channel is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or RGB Channel, or (ii) any person, group or entity (including the Borrower or RGB Channel) publicly announces a tender offer to purchase 50% or more of IPEX Common Stock or RGB Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of
(x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section 1.3. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 1.3(b) has been made, the date upon which the Borrower or RGB Channel (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.3(b) to become operative.

      1.4 Authorized Shares. The Borrower and RGB Channel each covenants that during the period the conversion right exists, the Borrower and RGB Channel will reserve from its authorized and unissued IPEX Common Stock and RGB Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of IPEX Common Stock and RGB Common Stock upon the full conversion of this Note and the other Notes issued pursuant to the Purchase Agreement. The Borrower and RGB Channel each represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower or RGB Channel shall issue any securities or make any change to its capital structure which would change the number of shares of IPEX Common Stock or RGB Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower and/or RGB Channel shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of IPEX Common Stock and RGB Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. If, at any time a Holder of this Note submits a Notice of Conversion, and the Borrower or RGB Channel does not have sufficient authorized but unissued shares of IPEX Common Stock or RGB Common Stock available to effect such conversion in accordance with the provisions of this Article I, the Borrower and/or RGB Channel shall issue to the Holder all of the shares of IPEX Common Stock or RGB Common Stock which are then available to effect such conversion. The portion of this Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of IPEX Common Stock or RGB Common Stock shall, notwithstanding anything to the contrary contained herein, not be convertible into IPEX Common Stock or RGB Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of IPEX Common Stock and/or RGB Common Stock are authorized by the Borrower to permit such conversion.

      1.5   Method of Conversion.

            (a) Mechanics of Conversion. Subject to Sections 1.1, 1.2 and 1.3, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (i) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Eastern Standard Time) and surrendering this Note at the principal office of the Borrower.

            (b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

            (c) Payment of Taxes. Neither the Borrower nor RGB Channel shall be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of IPEX Common Stock or RGB Common Stock or other securities or property upon conversion of this Note in a name other than that of the Holder (or in street name), and neither the Borrower nor RGB Channel shall be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower or RGB Channel the amount of any such tax or shall have established to the satisfaction of the Borrower or RGB Channel that such tax has been paid.

            (d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.5, the Borrower and/or RGB Channel shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the IPEX Common Stock or RGB Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) (such third business day being hereinafter referred to as the "Deadline") in accordance with the terms hereof and the Purchase Agreement.

            (e) Obligation of Borrower and/or RGB Channel to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the IPEX Common Stock or RGB Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this
Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the IPEX Common Stock, RGB Common Stock or other securities, cash or other assets, as herein provided, upon such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's and/or RGB Channel's obligation to issue and deliver the certificates for IPEX Common Stock and/or RGB Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower and/or RGB Channel to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower or RGB Channel, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower or RGB Channel to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., Eastern Standard Time, on such date.

            (f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the IPEX Common Stock or RGB Common Stock issuable upon conversion, provided the Borrower's and/or RGB Channel's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.5, the Borrower and/or RGB Channel shall use its best efforts to cause its transfer agent to electronically transmit the IPEX Common Stock and/or RGB Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

            (g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the IPEX Common Stock or RGB Common Stock issuable upon conversion of this Note is more than five (5) days after the Deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower or RGB Channel fails to deliver such IPEX Common Stock and/or RGB Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into IPEX Common Stock or RGB Common Stock in accordance with the terms of this Note.

      1.6 Concerning the Shares. The shares of IPEX Common Stock and/or RGB Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (a) such shares are sold pursuant to an effective registration statement under the Securities Act, (b) the Borrower or RGB Channel or its transfer agent, as applicable, shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144") if Rule 144 is applicable to such transaction, or (d) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.6 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of IPEX Common Stock and/or RGB Common Stock issuable upon conversion of this Note have been registered under the Securities Act as contemplated by Section 4(d) of the Purchase Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of IPEX Common Stock and/or RGB Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT."

      The legend set forth above shall be removed and the Borrower and/or RGB Channel shall issue to the Holder a new certificate therefor free of any transfer legend if: (a) the Borrower, RGB Channel or its transfer agent, as applicable, shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such IPEX Common Stock and/or RGB Common Stock may be made without registration under the Securities Act and the shares are so sold or transferred, (b) such Holder provides the Borrower, RGB Channel or its transfer agent, as applicable, with reasonable assurances that the IPEX Common Stock and/or RGB Common Stock issuable upon conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144, or (c) in the case of the IPEX Common Stock and/or RGB Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Note shall
(a) limit the Borrower's or RGB Channel's obligation pursuant to Section 4(d) of the Purchase Agreement or (b) affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

      1.7   Effect of Certain Events.

            (a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower or RGB Channel, the effectuation by the Borrower or RGB Channel of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower or RGB Channel is disposed of, or the consolidation, merger or other business combination of the Borrower or RGB Channel with or into any other Person (as defined below) or Persons when the Borrower or RGB Channel is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.7(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

            (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of IPEX Common Stock or RGB Common Stock of the Borrower or RGB Channel shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower, RGB Channel or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower or RGB Channel other than in connection with a plan of complete liquidation of the Borrower or RGB Channel, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of IPEX Common Stock or RGB Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. Neither the Borrower nor RGB Channel shall effect any transaction described in this Section 1.7(b) unless (i) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and
(ii) the resulting successor or acquiring entity (if not the Borrower or RGB Channel) assumes by written instrument the obligations of this Section 1.7(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            (c) Adjustment Due to Distribution. If the Borrower or RGB Channel shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of IPEX Common Stock or RGB Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's or RGB Channel's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of IPEX Common Stock or RGB Common Stock issuable upon such conversion had such Holder been the holder of such shares of IPEX Common Stock or RGB Common Stock on the record date for the determination of shareholders entitled to such Distribution.

            (d) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.7(d) hereof is deemed to have issued or sold, any shares of IPEX Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the IPEX Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of IPEX Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the IPEX Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.

      The Borrower shall be deemed to have issued or sold shares of IPEX Common Stock if the Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase IPEX Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which IPEX Common Stock is issuable upon the exercise of such Options is less than the IPEX Conversion Price then in effect, then the IPEX Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which IPEX Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of IPEX Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the IPEX Conversion Price will be made upon the actual issuance of such IPEX Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

      Additionally, the Borrower shall be deemed to have issued or sold shares of IPEX Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which IPEX Common Stock is issuable upon such conversion or exchange is less than the IPEX Conversion Price then in effect, then the IPEX Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which IPEX Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of IPEX Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the IPEX Conversion Price will be made upon the actual issuance of such IPEX Common Stock upon conversion or exchange of such Convertible Securities.

            (e) Purchase Rights. If, at any time when any Notes are issued and outstanding, the Borrower or RGB Channel issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of IPEX Common Stock or RGB Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of IPEX Common Stock or RGB Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of IPEX Common Stock or RGB Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            (f) Adjustment Due to Decrease in Trading Price. If at any time when the Notes are issued and outstanding there is a period of sixty (60) Trading Days during which the volume weighted average price of the IPEX Common Stock is less than one dollar ($1.00) per share, then: (i) there shall be a one time adjustment to the IPEX Conversion Price such that the IPEX Conversion Price shall be reset to equal the lowest volume weighted average price of the IPEX Common Stock during such sixty (60) Trading Day period; and (ii) there shall be a one time adjustment to the RGB Conversion Price such that the RGB Conversion Price shall be reset to equal fifty percent (50%) of the lowest volume weighted average price of the IPEX Common Stock during such sixty (60) Trading Day period. For purposes of this Section 1.7(f) "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

            (g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.7, the Borrower and/or RGB Channel, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower and/or RGB Channel shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of IPEX Common Stock and RGB Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

      1.8 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (a) the shares covered thereby shall be deemed converted into shares of IPEX Common Stock or RGB Common Stock, as applicable, and (b) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of IPEX Common Stock or RGB Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower or RGB Channel to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of IPEX Common Stock or RGB Common Stock, as applicable, prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of IPEX Common Stock or RGB Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Borrower's or for RGB Channel's failure to convert this Note.

                         ARTICLE II. CERTAIN COVENANTS

      2.1 Proceeds from Subsequent Financing of the Borrower. So long as the Borrower shall have any obligation under this Note, if the Borrower sells IPEX Common Stock or any warrants or other rights, whether or not immediately exercisable, to subscribe for or to purchase IPEX Common Stock or other securities convertible into or exchangeable for IPEX Common Stock pursuant to a financing transaction, the Borrower shall use the proceeds of such a financing transaction to redeem this Note and the other Notes issued on the Issue Date.

      2.2 Distributions on Capital Stock. So long as the Borrower or RGB Channel shall have any obligation under this Note, neither the Borrower nor RGB Channel shall, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of IPEX Common Stock or RGB Common Stock solely in the form of additional shares of IPEX Common Stock or RGB Common Stock, or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's or RGB Channel's disinterested directors, as applicable.

      2.3 Restriction on Stock Repurchases. So long as the Borrower or RGB Channel shall have any obligation under this Note, neither the Borrower nor RGB Channel shall, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or RGB Channel or any warrants, rights or options to purchase or acquire any such shares.

      2.4 Borrowings. So long as the Borrower or RGB Channel shall have any obligation under this Note, neither the Borrower nor RGB Channel shall, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower and/or RGB Channel has informed the Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business, or (c) borrowings, the proceeds of which shall be used to repay this Note and the other Notes issued on the Issue Date.

      2.5 Sale of Assets. So long as the Borrower or RGB Channel shall have any obligation under this Note, neither the Borrower nor RGB Channel shall, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

      2.6 Advances and Loans. So long as the Borrower or RGB Channel shall have any obligation under this Note, neither the Borrower nor RGB Channel shall, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower or RGB Channel, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower and/or RGB Channel has informed the Holder in writing prior to the date hereof, or (b) made in the ordinary course of business.

      2.7 Contingent Liabilities. So long as the Borrower or RGB Channel shall have any obligation under this Note, neither the Borrower nor RGB Channel shall, without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower and/or RGB Channel has informed the Holder in writing prior to the date hereof, or (b) similar transactions in the ordinary course of business.

                         ARTICLE III. EVENTS OF DEFAULT

      If any of the following events of default (each, an "Event of Default") shall occur:

      3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise;

      3.2 Conversion and the Shares. The Borrower or RGB Channel fails to issue shares of IPEX Common Stock or RGB Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note (for a period of at least sixty (60) days, if such failure is solely as a result of a breach of Section 1.4 of this Note and the Borrower and/or RGB Channel is using its best efforts to authorize a sufficient number of shares of IPEX Common Stock and/or RGB Common Stock as soon as practicable), fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of IPEX Common Stock or RGB Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of IPEX Common Stock or RGB Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days after the Borrower shall have been notified thereof in writing by the Holder;

      3.3 Breach of Covenants. The Borrower or RGB Channel breaches any material covenant or other material term or condition contained in Sections 4(c), 4(e), 4(f), or 4(g) of the Purchase Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder;

      3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower or RGB Channel made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and the Security Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note, the Purchase Agreement or the Security Agreement;

      3.5 Receiver or Trustee. The Borrower, RGB Channel or any subsidiary of the Borrower or RGB Channel shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

      3.6 Default Under Other Instruments. Any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Borrower (or a subsidiary), in excess of $100,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $100,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable;

      3.7 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or RGB Channel or any subsidiary of the Borrower or RGB Channel or any of its property or other assets for more than $25,000, and shall remain unvacated, unbonded or unstayed for a period of twenty
(20) business days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

      3.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or RGB Channel or any subsidiary of the Borrower or RGB Channel;

      3.9 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the IPEX Common Stock on at least one of the OTC Bulletin Board or an equivalent replacement market, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      3.10 Default Under Other Notes. An Event of Default has occurred and is continuing under any of the other Notes issued pursuant to the Purchase Agreement;

then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.6, 3.7, 3.9 or 3.10, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Notes issued pursuant to the Purchase Agreement exercisable through the delivery of written notice to the Borrower by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified in Section 3.5 or 3.8, the Notes shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 130% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Section 1.5(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower or RGB Channel, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of IPEX Common Stock or RGB Common Stock equal to the Default Amount divided by the Conversion Price then in effect.

                           ARTICLE IV. MISCELLANEOUS

      4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 9255 Towne Centre Drive, Suite 235, San Diego, California, facsimile number: (858) 204-6115. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

      4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      4.4 Assignability. This Note shall be binding upon the Borrower and RGB Channel and their successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the Securities Act).

      4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

      4.6 Governing Law. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER, RGB CHANNEL AND THE HOLDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN SAN DIEGO, CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. ALL PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. ALL PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. ALL PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY OR PARTIES WHICH DO NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

      4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of IPEX Common Stock or RGB Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of IPEX Common Stock or RGB Common Stock.

      4.8 Damages Shares. The shares of IPEX Common Stock or RGB Common Stock that may be issuable to the Holder pursuant to Sections 1.5(g) hereof ("Damages Shares") shall be treated as IPEX Common Stock or RGB Common Stock issuable upon conversion of this Note for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of IPEX Common Stock or RGB Common Stock issuable hereunder. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("Damages Amounts") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

      4.9 Denominations. At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

      4.10 Purchase Agreement. By its acceptance of this Note, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

      4.11 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of IPEX Common Stock or RGB Common Stock unless and only to the extent that it converts this Note into IPEX Common Stock or RGB Common Stock. The Borrower and RGB Channel shall provide the Holder with prior notification of any meeting of the Borrower's or RGB Channel's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower or RGB Channel of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or RGB Channel or any proposed liquidation, dissolution or winding up of the Borrower or RGB Channel, the Borrower and/or RGB Channel, as applicable, shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      4.12 Remedies. The Borrower and RGB Channel each acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower and RGB Channel each acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower or RGB Channel of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this [ ] day of March, 2006.

                                   IPEX, INC.


                                   By:
                                      ------------------------------------------
                                      Sothi Thillairajah
                                      Chief Executive Officer


ACKNOWLEDGED AND AGREED TO:

RGB CHANNEL, INC.


By:
   ----------------------------------
   Sothi Thillairajah
   Chief Executive Officer

                                    EXHIBIT A
                              NOTICE OF CONVERSION
     (To be Executed by the Registered Holder in order to Convert the Notes)

      The undersigned hereby irrevocably elects to convert $__________ principal amount of the Note (defined below) into

      _____ (a) shares of common stock, par value $.001 per share ("IPEX Common Stock"), of IPEX, Inc., a Nevada corporation (the "Borrower"), according to the conditions of the convertible Notes of the Borrower dated as of March [ ], 2006 (the "Notes"), as of the date written below; or

      _____ (b) shares of common stock, par value $.001 per share ("RGB Common Stock"), of RGB Channel, Inc., a Nevada corporation ("RGB Channel"), according to the conditions of the Notes, as of the date written below.

      If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each
Note is attached hereto (or evidence of loss, theft or destruction thereof).

      The  Borrower/RGB  Channel shall  electronically  transmit the IPEX Common
Stock/RGB Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

      Name of DTC Prime Broker:
                               -------------------------------------------------
      Account Number:
                     -----------------------------------------------------------

      In lieu of receiving shares of IPEX Common Stock/RGB Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower/RGB Channel issue a certificate or certificates for the number of shares of IPEX Common Stock/RGB Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

      Name:
           ---------------------------------------------------------------------
      Address:
              ------------------------------------------------------------------

      The undersigned represents and warrants that as of the date hereof, the undersigned is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Notes shall be made pursuant to registration of the securities under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

      Date of Conversion:
                         -------------------------------------------------------
      Applicable Conversion Price:
                                  ----------------------------------------------
      Number of Shares of IPEX Common Stock/RGB Common Stock to be
      Issued Pursuant to Conversion of the Notes:
                                                 -------------------------------
      Signature:
                ----------------------------------------------------------------
      Name:
           ---------------------------------------------------------------------
      Address:
              ------------------------------------------------------------------

      The Borrower/RGB Channel shall issue and deliver shares of IPEX Common Stock/RGB Common Stock to an overnight courier not later than three (3) business days following receipt of the original Note(s) to be converted, and shall make payments pursuant to the Notes for the number of business days such issuance and delivery is late.

                                      A-2